UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 OR 15(d)
of The Securities Exchange Act of 1934
Date of Report (Date of earliest event reported): September 23, 2020

DIGITAL REALTY TRUST, INC.
DIGITAL REALTY TRUST, L.P.
(Exact name of registrant as specified in its charter)

Maryland	001-32336	26-0081711
Maryland	000-54023	20-2402955
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

Four Embarcadero Center, Suite 3200 San Francisco, California	94111
(Address of principal executive offices)	(Zip Code)
(415) 738-6500
(Registrant’s telephone number, including area code)

Check the appropriate box below if the Form
8-K
filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))
Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading symbol(s)	Name of each exchange on which registered
Common Stock	DLR	New York Stock Exchange
Series C Cumulative Redeemable Perpetual Preferred Stock	DLR Pr C	New York Stock Exchange
Series G Cumulative Redeemable Preferred Stock	DLR Pr G	New York Stock Exchange
Series J Cumulative Redeemable Preferred Stock	DLR Pr J	New York Stock Exchange
Series K Cumulative Redeemable Preferred Stock	DLR Pr K	New York Stock Exchange
Series L Cumulative Redeemable Preferred Stock	DLR Pr L	New York Stock Exchange
Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§ 230.405 of this chapter) or Rule
12b-2
of the Securities Exchange Act of 1934 (§
240.12b-2
of this chapter).

Digital Realty Trust, Inc.:	Emerging growth company ☐

Digital Realty Trust, L.P.:	Emerging growth company ☐
If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.

Digital Realty Trust, Inc.:	☐
Digital Realty Trust, L.P.:	☐

Introductory Note
Unless otherwise indicated or unless the context requires otherwise, all references in this report to “we,” “us,” “our,” “our company,” “the company” or “Digital Realty” refer to Digital Realty Trust, Inc., together with its consolidated subsidiaries, including Digital Realty Trust, L.P., our “operating partnership.”

Item 1.01.	Entry into a Material Definitive Agreement.
On September 23, 2020, Digital Dutch Finco B.V., an indirect wholly owned finance subsidiary of the operating partnership, issued and sold €750,000,000 aggregate principal amount of 1.000% Guaranteed Notes due 2032 (the “2032 Notes”) and €300,000,000 aggregate principal amount of Floating Rate Guaranteed Notes due 2022 (the “2022 Notes” and together with the 2032 Notes, the “Euro Notes”). The Euro Notes are senior unsecured obligations of Digital Dutch Finco B.V. and are fully and unconditionally guaranteed by Digital Realty Trust, Inc. and the operating partnership. The Euro Notes were sold outside the United States in reliance on Regulation S under the Securities Act of 1933, as amended (the “Securities Act”). The Euro Notes have not been and will not be registered under the Securities Act and may not be offered or sold within the United States or to United States persons (within the meaning of Regulation S under the Securities Act) absent registration or an applicable exemption from the registration requirements.
The terms of the 2032 Notes are governed by an indenture, dated as of September 23, 2020, among Digital Dutch Finco B.V., Digital Realty Trust, Inc., the operating partnership, Deutsche Trustee Company Limited, as trustee, Deutsche Bank AG, London Branch, as paying agent and a transfer agent, and Deutsche Bank Luxembourg S.A., as registrar and a transfer agent (the “2032 Notes Indenture”), a copy of which is attached hereto as Exhibit 4.1 and incorporated herein by reference. The terms of the 2022 Notes are governed by an indenture, dated as of September 23, 2020, among Digital Dutch Finco B.V., Digital Realty Trust, Inc., the operating partnership, Deutsche Trustee Company Limited, as trustee, Deutsche Bank AG, London Branch, as calculation agent, paying agent and a transfer agent, and Deutsche Bank Luxembourg S.A., as registrar and a transfer agent (the “2022 Notes Indenture” and together with the 2032 Notes Indenture, the “Indentures”), a copy of which is attached hereto as Exhibit 4.2 and incorporated herein by reference. The Indentures contain various restrictive covenants, including limitations on our ability to incur additional indebtedness and requirements to maintain a pool of unencumbered assets. The descriptions of the Indentures, the Euro Notes and the guarantees in this report are summaries and are qualified in their entirety by the terms of the Indentures, including the forms of the Euro Notes included therein.
Net proceeds from the offering of the 2032 Notes were approximately €737.5 million after deducting managers’ discounts and estimated offering expenses. We intend to allocate an amount equal to the net proceeds from the offering of the 2032 Notes to finance or refinance, in whole or in part, recently completed or future green building, energy and resource efficiency and renewable energy projects, including the development and redevelopment of such projects (collectively, “Eligible Green Projects”). Pending the allocation of the net proceeds of the 2032 Notes to Eligible Green Projects, all or a portion of an amount equal to the net proceeds from the 2032 Notes may be used to temporarily repay borrowings outstanding under the operating partnership’s global revolving credit facilities, acquire additional properties or businesses, fund development opportunities, invest in interest-bearing accounts and short-term, interest-bearing securities which are consistent with Digital Realty Trust, Inc.’s intention to qualify as a REIT for U.S. federal income tax purposes, and to provide for working capital and other general corporate purposes, including potentially for the repayment of other debt, or the redemption, repurchase, repayment or retirement of outstanding equity or debt securities, or a combination of the foregoing.
Net proceeds from the offering of the 2022 Notes were approximately €299.0 million after deducting managers’ discounts and estimated offering expenses. We intend to use the net proceeds from the offering of the 2022 Notes to fund the redemption in full of Digital Stout Holding, LLC’s 4.750% Guaranteed Notes due 2023 or to temporarily repay borrowings outstanding under the operating partnership’s global revolving credit facilities, acquire additional properties or businesses, fund development opportunities, invest in interest-bearing accounts and short-term, interest-bearing securities which are consistent with Digital Realty Trust, Inc.’s intention to qualify as a REIT for U.S. federal income tax purposes, and to provide for working capital and other general corporate purposes, including potentially for the repayment of other debt, or the redemption, repurchase, repayment or retirement of outstanding equity or debt securities, or a combination of the foregoing.

Item 2.03.	Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of a Registrant.
On September 23, 2020, Digital Dutch Finco B.V., an indirect wholly owned finance subsidiary of the operating partnership, issued and sold €750.0 million aggregate principal amount of the 2032 Notes and €300.0 million aggregate principal amount of the 2022 Notes. The purchase prices paid by the initial purchasers for the 2032 Notes and the 2022 Notes were 98.567% and 99.900% of the principal amount thereof, respectively. The 2032 Notes bear interest at the rate of 1.000% per annum and will mature on January 15, 2032. Interest on the 2032 Notes is payable on January 15 of each year beginning on January 15, 2021. The 2022 Notes bear interest at a rate per annum, reset quarterly, equal to three-month EURIBOR plus 0.48%; provided, however, that the minimum interest rate will be zero. The interest rate for the initial interest period will be 0.00%. Interest on the 2022 Notes is payable quarterly in arrears on March 23, June 23, September 23 and December 23 of each year, beginning on December 23, 2020. The 2022 Notes will mature on September 23, 2022. The Euro Notes are senior unsecured obligations of Digital Dutch Finco B.V. and rank equally in right of payment with all of Digital Dutch Finco B.V.’s other existing and future senior unsecured and unsubordinated indebtedness. Digital Dutch Finco B.V.’s obligations under the Euro Notes are fully and unconditionally guaranteed by Digital Realty Trust, Inc. and the operating partnership.
The 2032 Notes are redeemable in whole at any time or in part from time to time, at Digital Dutch Finco B.V.’s option, at a redemption price equal to the sum of:

•	an amount equal to 100% of the principal amount of the 2032 Notes to be redeemed plus accrued and unpaid interest up to, but not including, the redemption date; and

•	a make-whole premium calculated in accordance with the terms of the 2032 Notes Indenture.
Notwithstanding the foregoing, if any of the 2032 Notes are redeemed on or after 90 days prior to the maturity date, the redemption price will not include a make-whole premium.
All payments of principal and interest on the Euro Notes will be made free and clear of and without withholding or deduction for or on account of any present or future tax, assessment or other governmental charge imposed by the United States or a political subdivision or taxing authority thereof or therein having power to tax, unless the withholding of such tax, assessment or governmental charge is required by law or the official interpretation or administration thereof. In the event such withholding or deduction of taxes is required by law, then, subject to certain exceptions, Digital Dutch Finco B.V. will pay such “additional amounts” necessary so that the net payment of the principal of and interest on the Euro Notes to a holder who is not a United States person for United States federal income tax purposes, including additional amounts, after the withholding or deduction, will not be less than the amount provided in such Euro Notes to be then due and payable.
If, due to certain changes in tax law, Digital Dutch Finco B.V. has or will become obligated to pay additional amounts on the Euro Notes or if there is a substantial probability that Digital Dutch Finco B.V. will become obligated to pay additional amounts on the Euro Notes, then Digital Dutch Finco B.V. may, on giving not less than 15 days’ nor more than 45 days’ notice, at its option, redeem the Euro Notes, in whole but not in part, at a redemption price equal to 100% of the principal amount of the Euro Notes to be redeemed, together with interest accrued and unpaid to the date fixed for redemption.
Certain events are considered events of default, which may result in the accelerated maturity of the applicable series of
Euro Notes, including:

•	a default for 30 days in payment of any installment of interest under the applicable series of Euro Notes;

•	a default in the payment of the principal amount or redemption price due with respect to the applicable series of Euro Notes, when the same becomes due and payable;

•
Digital Dutch Finco B.V.’s, Digital Realty Trust, Inc.’s, or the operating partnership’s failure to comply with any of their respective other agreements in the applicable series of
Euro Notes or the
 applicable
Indenture upon receipt by Digital Dutch Finco B.V., Digital Realty Trust, Inc., or the operating partnership of notice of such default from the trustee or from holders of not less than 25% in aggregate principal amount of the applicable series of
Euro Notes then outstanding and Digital Dutch Finco B.V.’s, Digital Realty Trust, Inc.’s, or the operating partnership’s failure to cure (or obtain a waiver of) such default within 90 days after receipt of such notice;

•
failure to pay any indebtedness (other than
non-recourse
indebtedness) that is (a) of Digital Dutch Finco B.V., Digital Realty Trust, Inc., the operating partnership, any subsidiary in which the operating partnership has invested at least $125,000,000 in capital, which we refer to as a Significant Subsidiary, or any entity in which the operating partnership is the general partner, and (b) in an outstanding principal amount in excess of $125,000,000 at final maturity or upon acceleration after the expiration of any applicable grace period, which indebtedness (other than non-recourse
indebtedness) is not discharged, or such default in payment or acceleration is not cured or rescinded, within 60 days after written notice to Digital Dutch Finco B.V. from the trustee (or to Digital Dutch Finco B.V. and the trustee from holders of at least 25% in principal amount of the outstanding applicable series of
Euro Notes); or

•
certain events of bankruptcy, insolvency or reorganization, or court appointment of a receiver, liquidator or trustee of Digital Dutch Finco B.V., Digital Realty Trust, Inc., the operating partnership or any Significant Subsidiary or any substantial part of their respective property.

Item 9.01.	Financial Statements and Exhibits.
(d) Exhibits.

Exhibit No.	Description

4.1	Indenture, dated as of September 23, 2020, among Digital Dutch Finco B.V., Digital Realty Trust, Inc., Digital Realty Trust, L.P., Deutsche Trustee Company Limited, as trustee, Deutsche Bank AG, London Branch, as paying agent and a transfer agent, and Deutsche Bank Luxembourg S.A., as registrar and a transfer agent, including the form of the 1.000% Guaranteed Notes due 2032.

4.2	Indenture, dated as of September 23, 2020, among Digital Dutch Finco B.V., Digital Realty Trust, Inc., Digital Realty Trust, L.P., Deutsche Trustee Company Limited, as trustee, Deutsche Bank AG, London Branch, as calculation agent, paying agent and a transfer agent, and Deutsche Bank Luxembourg S.A., as registrar and a transfer agent, including the form of the Floating Rate Guaranteed Notes due 2022.

104	Cover Page Interactive Data File (embedded within the Inline XBRL document).

SIGNATURES
Pursuant to the requirements of the Securities Exchange Act of 1934, the registrants have duly caused this report to be signed on their behalf by the undersigned hereunto duly authorized.
Date: September 23, 2020

Digital Realty Trust, Inc.

By:	/s/ JOSHUA A. MILLS
Joshua A. Mills
Executive Vice President, General Counsel and Secretary

Digital Realty Trust, L.P.

By:	Digital Realty Trust, Inc.
Its general partner

By:	/s/ JOSHUA A. MILLS
Joshua A. Mills
Executive Vice President, General Counsel and Secretary